Axos Q2 Fiscal 2024 Earnings Supplement NYSE: AXJanuary 30, 2024

Loan Growth by Category for Second Quarter Ended December 31, 2023

$ Millions

Category	Sub-category	Q2 FY24	Q1 FY24	Inc (Dec)
Single Family Mortgage & Warehouse	Jumbo Mortgage	$ 3,993	$ 4,019	$ (26)
	SF Warehouse Lending	99	295	(196)
Multifamily & Commercial Mortgage*	Multifamily	2,708	2,130	578
	Small Balance Commercial	1,357	832	525
Commercial Real Estate	CRE Specialty	5,400	5,488	(88)
	Lender Finance RE	643	681	(38)
Commercial & Industrial Non-RE**	Lender Finance Non-RE	2,235	1,833	402
	Asset-Based and Cash Flow Lending	1,189	998	191
	Capital Call Facilities	753	378	375
Auto & Consumer	Auto	419	441	(22)
	Unsecured/OD	59	65	(6)
Other		5	2	3
Loans		$ 18,860	$ 17,162	$ 1,698

*Multifamily & Commercial Mortgage increased due to the $1.25 billion FDIC Loan Purchase completed on December 7, 2023

**Certain prior period Commercial & Industrial Non-RE loans were were reclassified between sub-categories to conform to the current period presentation

2

$300.8 million remaining discount to be recognized over the expected remaining term to maturity of the acquired loans Timing and amount of accretion will depend on:  Amount and pace of refinancing/pay-offs  Credit losses in excess of current ACL  Potential loan sales and sales price Estimate ~18% yield on acquired loan pool, including coupon rate and discount amortization FDIC Loan Purchase Summary Acquired $1.25 billion UPB of CRE/Multifamily Loans at 63% of Par Value 3*Excludes $4.6 million of gain on related derivatives acquired in the FDIC Loan Purchase

4 Acquired Loans as of December 7, 2023 acquisition date Remaining Term (Months) Weighted- Average LTV Weighted- Average Yield Before Accretion of Discount Unpaid Principal Balance (mm) Loan Type 5153.1%7.5%$ 250Office 2138.04.1121Data Center 2042.27.956Land 1852.56.852Other 9571.37.038Industrial 3958.47.434Mixed Use 3949.17.727Retail 4150.26.8578Total CRE 14260.16.7344Residential 9774.57.2332 Rent-controlled / Rent- stabilized Multifamily 12067.26.9676Total Multifamily 8459.3%6.9%$ 1,254Total

5 Commercial Real Estate Specialty* Detail as of December 31, 2023 Non-Performing Loans (mm)Weighted Avg. LTVBalance (mm)Loan Type $ 1138%$ 1,829Multifamily —401,104Hotel 1541917SFR —38418Office —48513Industrial —40232Retail —39387Other $ 2640%$ 5,400Total *Includes Commercial Real Estate Specialty loan portfolio only; see Form 10-Q for the quarterly period ended December 31, 2023 for additional details of other loan categories LTV Distribution

6 Fixed/Hybrid Years to Maturity / Repricing*Mix of Loan Repricing Types *Excludes SF Warehouse Lending and Equipment Leasing. The years to repricing assumes no loan prepayments and reflects only contractual terms. Of the fixed and hybrid rate loan balances in our portfolio at December 31, 2023, 53% will reprice within 3 years and 84% will reprice within 5 years Interest Rate Components of Loan & Lease Portfolio As of December 31, 2023 100%99%84%53%35%17%9% Years

7 Diversified Deposit Gathering Approximately 90% of deposits are FDIC-insured or collateralized *Deposit balances as of December 31, 2023 1Excludes approximately $550 million of off-balance sheet deposits 2Excludes approximately $750 million of client deposits held at other banks › Serves approximately 40% of U.S. Chapter 7 bankruptcy trustees in exclusive relationship › Software allows servicing of SEC receivers and non-chapter 7 cases › Full service digital banking, wealth management, and securities trading › White-label banking › Business banking with simple suite of cash management services › 1031 exchange firms › Title and escrow companies › HOA and property management › Business management and entertainment › Broker-dealer client cash › Broker-dealer reserve accounts › Full service treasury/cash management › Team enhancements and geographic expansion › Bank and securities cross-sell Fiduciary Services $1.2B Consumer Direct $9.9B Specialty Deposits $1.3B Distribution Partners $0.6B Axos Securities $0.8B Small Business Banking $0.3B Commercial & Treasury Management $4.1B Diversified Deposit Gathering Business Lines

8 Change in Allowance for Credit Losses (ACL) & Unfunded Loan Commitments Reserve (UCL) ($ in millions) ACL + UCL ACL + UCL 1.0 0.6 11.7 12.5 12.7 (2.4)

9 Allowance for Credit Losses (ACL) by Loan Category as of December 31, 2023 $ Millions ACL %ACL $Loan Balance 0.4%15$ 4,092 1.9%784,065 1.3%786,043 1.7%694,177 2.5%12478 — %—5 1.3%252$ 18,860 Single Family Mortgage & Warehouse Multifamily & Commercial Mortgage Commercial Real Estate Commercial & Industrial Non-RE Auto & Consumer Other Loans

10 Credit Quality ($ millions) %NPLsLoans O/SDecember 31, 2023 1.33%$54$4,092Single Family-Mortgage & Warehouse 0.92374,065Multifamily and Commercial Mortgage 0.43266,043Commercial Real Estate 0.0734,177Commercial & Industrial - Non-RE 0.312478Auto & Consumer —05Other 0.65%$122$18,860Total %NPLsLoans O/SDecember 31, 2022 0.98%$39$3,989Single Family-Mortgage & Warehouse 1.16353,050Multifamily and Commercial Mortgage 0.26155,762Commercial Real Estate 0.1432,209Commercial & Industrial - Non-RE 0.322632Auto & Consumer 12.5018Other 0.61%$95$15,650Total

AXOS FINANCIAL, INC.
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited – dollars in thousands)

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Selected Balance Sheet Data:					
Total assets	$ 21,623,764	$ 20,825,206	$ 20,348,469	$ 19,782,481	$ 18,741,035
Loans—net of allowance for credit losses	18,264,354	16,955,041	16,456,728	15,836,255	15,473,212
Loans held for sale, carried at fair value	13,468	8,014	23,203	7,920	4,292
Loans held for sale, lower of cost or fair value	—	—	776	303	455
Allowance for credit losses	251,749	170,870	166,680	161,293	157,218
Securities—trading	329	640	758	400	372
Securities—available-for-sale	239,812	236,726	232,350	279,612	248,062
Securities borrowed	145,176	96,424	134,339	87,293	58,846
Customer, broker-dealer and clearing receivables	265,857	285,423	374,074	323,359	272,579
Total deposits	18,203,912	17,565,741	17,123,108	16,738,869	15,690,494
Advances from the FHLB	90,000	90,000	90,000	90,000	100,000
Borrowings, subordinated notes and debentures	341,086	447,733	361,779	334,330	334,077
Securities loaned	155,492	116,446	159,832	114,613	156,008
Customer, broker-dealer and clearing payables	368,885	341,915	445,477	406,092	420,947
Total stockholders' equity	2,078,224	1,976,208	1,917,159	1,844,104	1,787,559
Capital Ratios:					
Equity to assets at end of period	9.61 %	9.49 %	9.42 %	9.32 %	9.54 %
Axos Financial, Inc.:					
Tier 1 leverage (to adjusted average assets)	9.39 %	9.27 %	8.96 %	9.29 %	9.06 %
Common equity tier 1 capital (to risk-weighted assets)	10.97 %	11.11 %	10.94 %	10.71 %	10.55 %
Tier 1 capital (to risk-weighted assets)	10.97 %	11.11 %	10.94 %	10.71 %	10.55 %
Total capital (to risk-weighted assets)	13.79 %	14.06 %	13.82 %	13.63 %	13.49 %
Axos Bank:					
Tier 1 leverage (to adjusted average assets)	10.22 %	9.99 %	9.68 %	10.17 %	10.05 %
Common equity tier 1 capital (to risk-weighted assets)	12.26 %	11.69 %	11.63 %	11.55 %	11.28 %
Tier 1 capital (to risk-weighted assets)	12.26 %	11.69 %	11.63 %	11.55 %	11.28 %
Total capital (to risk-weighted assets)	13.25 %	12.65 %	12.50 %	12.40 %	12.13 %
Axos Clearing LLC:					
Net capital	$ 103,454	$ 101,391	$ 35,221	$ 79,459	$ 60,334
Excess capital	$ 98,397	$ 96,211	$ 29,905	$ 74,377	$ 55,977
Net capital as a percentage of aggregate debit items	40.92 %	39.14 %	13.25 %	31.27 %	27.69 %
Net capital in excess of 5% aggregate debit items	$ 90,812	$ 88,440	$ 21,930	$ 66,755	$ 49,441

11

AXOS FINANCIAL, INC.
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited – dollars in thousands)

	At or for the Three Months Ended				
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Selected Income Statement Data:					
Interest and dividend income	$ 394,663	$ 363,952	$ 346,430	$ 307,334	$ 279,588
Interest expense	166,057	152,797	142,676	108,352	79,678
Net interest income	228,606	211,155	203,754	198,982	199,910
Provision for credit losses	13,500	7,000	7,000	5,500	3,001
Net interest income, after provision for credit losses	215,106	204,155	196,754	193,482	196,909
Non-interest income	124,129	34,507	32,705	32,246	28,329
Non-interest expense	121,839	120,506	112,456	111,044	108,027
Income before income taxes	217,396	118,156	117,003	114,684	117,211
Income taxes	65,625	35,511	29,647	34,834	35,659
Net income	$ 151,771	$ 82,645	$ 87,356	$ 79,850	$ 81,552
Per Common Share Data:					
Net income:					
Basic	$ 2.65	$ 1.40	$ 1.48	$ 1.33	$ 1.36
Diluted	$ 2.62	$ 1.38	$ 1.46	$ 1.32	$ 1.35
Adjusted earnings per common share (Non-GAAP)[1]	$ 1.60	$ 1.41	$ 1.50	$ 1.35	$ 1.38
Book value per common share	$ 36.53	$ 33.78	$ 32.53	$ 31.07	$ 29.79
Tangible book value per common share (Non-GAAP)[1]	$ 33.45	$ 30.72	$ 29.51	$ 28.03	$ 26.74
Weighted average number of common shares outstanding:					
Basic	57,216,621	58,949,038	58,981,372	59,930,634	59,999,573
Diluted	57,932,834	59,808,322	59,707,871	60,627,400	60,514,635
Common shares outstanding at end of period	56,898,377	58,503,976	58,943,035	59,355,124	60,000,079
Common shares issued at end of period	69,828,709	69,826,263	69,465,446	69,340,533	69,153,591
Performance Ratios and Other Data:					
Loan originations for investment	$ 2,739,261	$ 2,605,332	$ 2,216,764	$ 1,735,651	$ 2,013,576
Loan originations for sale	44,325	52,858	95,788	45,200	43,227
Loan purchases	789,516	51,892	650	787	76
Return on average assets	2.90 %	1.64 %	1.73 %	1.71 %	1.77 %
Return on average common stockholders' equity	30.39 %	16.91 %	18.60 %	17.42 %	18.71 %
Interest rate spread[2]	3.58 %	3.37 %	3.20 %	3.46 %	3.64 %
Net interest margin[3]	4.55 %	4.36 %	4.19 %	4.42 %	4.49 %
Net interest margin[3] – Banking Business Segment	4.62 %	4.46 %	4.26 %	4.50 %	4.65 %
Efficiency ratio[4]	34.54 %	49.05 %	47.56 %	48.02 %	47.33 %
Efficiency ratio[4] – Banking Business Segment	30.96 %	45.44 %	45.07 %	47.48 %	46.29 %
Asset Quality Ratios:					
Net annualized charge-offs to average loans	0.02 %	0.04 %	0.04 %	0.04 %	0.05 %
Non-performing loans and leases to total loans	0.65 %	0.62 %	0.52 %	0.60 %	0.61 %
Non-performing assets to total assets	0.60 %	0.56 %	0.47 %	0.51 %	0.54 %
Allowance for credit losses - loans to total loans held for investment[5]	1.33 %	1.00 %	1.00 %	1.01 %	1.00 %
Allowance for credit losses - loans to non-performing loans[5]	205.50 %	159.80 %	191.23 %	168.12 %	165.51 %

1 *See "Use of Non-GAAP Financial Measures" herein.*
2 *Interest rate spread represents the difference between the annualized weighted average yield on interest-earning assets and the annualized weighted average rate paid on interest-bearing liabilities.*
3 *Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.*
4 *Efficiency ratio represents non-interest expense as a percentage of the aggregate of net interest income and non-interest income.*

12

Use of Non-GAAP Financial Measures

axos

In addition to the results presented in accordance with GAAP, this earnings supplement includes non-GAAP financial measures such as adjusted earnings, adjusted earnings per diluted common share, and tangible book value per common share. Non-GAAP financial measures have inherent limitations, may not be comparable to similarly titled measures used by other companies and are not audited. Readers should be aware of these limitations and should be cautious as to their reliance on such measures. Although we believe the non-GAAP financial measures disclosed in this report enhance investors' understanding of our business and performance, these non-GAAP measures should not be considered in isolation, or as a substitute for GAAP basis financial measures.

We define "adjusted earnings", a non-GAAP financial measure, as net income without the after-tax impact of non-recurring acquisition-related costs and other costs (unusual or non-recurring charges). Adjusted earnings per diluted common share ("adjusted EPS"), a non-GAAP financial measure, is calculated by dividing non-GAAP adjusted earnings by the average number of diluted common shares outstanding during the period. We believe the non-GAAP measures of adjusted earnings and adjusted EPS provide useful information about the Company's operating performance. We believe excluding the non-recurring acquisition related costs and other costs (unusual or non-recurring) provides investors with an alternative understanding of Axos' core business.

Below is a reconciliation of net income, the nearest compatible GAAP measure, to adjusted earnings and adjusted EPS (Non-GAAP) for the periods shown:

(Dollars in thousands, except per share amounts)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Net income	$ 151,771	$ 82,645	$ 87,356	$ 79,850	$ 81,552
FDIC Loan Purchase - Gain on purchase	(92,397)	—	—	—	—
FDIC Loan Purchase - Provision for credit losses	4,648	—	—	—	—
Acquisition-related costs	2,780	2,790	2,779	2,846	2,590
Other costs	—	—	—	—	—
Income taxes	25,650	(839)	(704)	(864)	(788)
Adjusted earnings (non-GAAP)	$ 92,452	$ 84,596	$ 89,431	$ 81,832	$ 83,354
Average dilutive common shares outstanding	57,932,834	59,808,322	59,707,871	60,627,400	60,514,635
Diluted EPS	$ 2.62	$ 1.38	$ 1.46	$ 1.32	$ 1.35
FDIC Loan Purchase - Gain on Purchase	(1.59)	—	—	—	—
FDIC Loan Purchase - Provision for credit losses	0.08	—	—	—	—
Acquisition-related costs	0.05	0.05	0.05	0.04	0.04
Other costs	—	—	—	—	—
Income taxes	0.44	(0.02)	(0.01)	(0.01)	(0.01)
Adjusted EPS (Non-GAAP)	$ 1.60	$ 1.41	$ 1.50	$ 1.35	$ 1.38

We define "tangible book value", a non-GAAP financial measure, as book value adjusted for goodwill and other intangible assets. Tangible book value is calculated using common stockholders' equity minus servicing rights, goodwill and other intangible assets. Tangible book value per common share, a non-GAAP financial measure, is calculated by dividing tangible book value by the common shares outstanding at the end of the period. We believe tangible book value per common share is useful in evaluating the Company's capital strength, financial condition, and ability to manage potential losses.

Below is a reconciliation of total stockholders' equity, the nearest compatible GAAP measure, to tangible book value per common share (non-GAAP) as of the dates indicated:

(Dollars in thousands, except per share amounts)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Common stockholders' equity	$ 2,078,224	$ 1,976,208	$ 1,917,159	$ 1,844,104	$ 1,787,559
Less: servicing rights, carried at fair value	28,043	29,338	25,443	25,396	25,526
Less: goodwill and intangible assets	146,793	149,572	152,149	154,928	157,585
Tangible common stockholders' equity (Non-GAAP)	$ 1,903,388	$ 1,797,298	$ 1,739,567	$ 1,663,780	$ 1,604,448
Common shares outstanding at end of period	56,898,377	58,503,976	58,943,035	59,355,124	60,000,079
Book value per common share	$ 36.53	$ 33.78	$ 32.53	$ 31.07	$ 29.79
Less: servicing rights, carried at fair value per common share	$ 0.49	$ 0.50	$ 0.44	$ 0.43	$ 0.43
Less: goodwill and other intangible assets per common share	$ 2.59	$ 2.56	$ 2.58	$ 2.61	$ 2.62
Tangible book value per common share (Non-GAAP)	$ 33.45	$ 30.72	$ 29.51	$ 28.03	$ 26.74

14 Greg Garrabrants, President and CEO Derrick Walsh, EVP and CFO investors@axosfinancial.com www.axosfinancial.com Johnny Lai, SVP Corporate Development and Investor Relations Phone: 858.649.2218 Mobile: 858.245.1442 jlai@axosfinancial.com Contact Information